Exhibit 1(j)

BALTIMORE GAS AND ELECTRIC COMPANY

Senior Secured Bonds

PURCHASE AGREEMENT

                    ,

Baltimore Gas and Electric Company

2 Center Plaza

110 West Fayette Street

Baltimore, Maryland 21201

Ladies and Gentlemen:

Referring to the Senior Secured Bonds of Baltimore Gas and Electric Company (the “Company”) covered by the registration statement on Form S-3 (File No. 333-            ) (such registration statement, as amended, including (i) the prospectus included therein (the “Base Prospectus”), and (ii) all documents filed as part thereof or incorporated by reference therein are hereinafter collectively called the “Registration Statement”). The Base Prospectus as supplemented by (i) the prospectus supplement dated                      specifically relating to the Purchased Bonds (as defined below) in the form first filed under Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), (or in the form first made available to the Purchasers (as defined below) by the Company to meet the requests of purchasers pursuant to Rule 173 under the Securities Act) and (ii) all documents filed as part thereof or incorporated by reference therein are hereinafter collectively called the “Prospectus,” and the preliminary form of the Prospectus is hereinafter called the “Preliminary Prospectus.” For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the Preliminary Prospectus together with each free writing prospectus, if any, identified in Schedule B hereto.

On the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the “Purchasers”) agree to purchase, severally and not jointly, and the Company agrees to sell to the Purchasers, severally, the respective principal amounts of the Company’s         % Senior Secured Bonds due                      having the terms described below (the “Purchased Bonds”) set forth opposite the name of each Purchaser on Schedule A hereto. The undersigned Purchasers shall hereinafter be referred to as the “Representatives.”

The time and date of such delivery and payment shall be                  a.m., New York time, on                     ,              or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Closing Date.”

The price at which the Purchased Bonds shall be purchased from the Company by the Purchasers shall be         % of the principal amount plus accrued interest, if any, from                      to the Closing Date. The initial public offering price shall be         % of the principal amount plus accrued interest, if any, from the Closing Date. The Purchased Bonds will be offered by the Purchasers as set forth in the Prospectus relating to such Purchased Bonds.

The Purchased Bonds will have the following terms:

Issuer:	Baltimore Gas and Electric Company

Designation:	% Senior Secured Bonds due

Legal Format:	SEC Registered

Principal Amount:	$

Denominations:	$ and integral multiples thereof

Maturity:

Interest:	%

Underwriting Discount:	$

Net Proceeds to Issuer:	$

Underwriting Commissions:	$

Public Offering Price:	$

Trade Date:

Settlement Date:

Redemption:

Underwriters:

CUSIP / ISIN Number:

Expected Security Ratings:

                The place to which the

                Purchased Bonds may be

                checked, packaged and

                delivered shall be:

2

Notices to the Purchasers shall be sent to the following address(es) or telecopier number(s):

With a copy to:

If any purchaser(s) is/are acting as Representative(s) for the several Purchasers named in Schedule A hereto, they represent that they are authorized to act for such several Purchasers in connection with the transactions contemplated in this Agreement, and that, if there are more than one Purchaser acting as Representative, any action under this Agreement taken by any of them will be binding upon all the Purchasers.

All of the provisions contained in the document entitled “Baltimore Gas and Electric Company Standard Purchase Provisions,” a copy of which has been previously furnished to the Representatives, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

3

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

[Purchaser’s Name]

By:

Name:

Title:

Acting on behalf of and as Representative(s) of the several Purchasers named in Schedule A hereto,

The foregoing Purchase Agreement is hereby confirmed as of the date first above written

BALTIMORE GAS AND ELECTRIC COMPANY

By:

Name:

Title:

4

SCHEDULE A

Name of Purchaser	Amount

[ ]	[$ ]

Total:	$

5

SCHEDULE B

Free Writing Prospectus

PRICING TERM SHEET

$

        % Senior Secured Bonds due

Issuer:	Baltimore Gas and Electric Company
Designation:	% Senior Secured Bonds due
Legal Format:	SEC Registered
Principal Amount:	$
Denominations:	$ and integral multiples thereof
Maturity:
Interest:	%
Underwriting Discount:	$
Net Proceeds to Issuer:	$
Underwriting Commissions:	$
Public Offering Price:	$
Trade Date:
Settlement Date:
Redemption:
Underwriters:
Co-Managers:
CUSIP / ISIN Number:
Expected Security Ratings:

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling                      toll free at                     ,                      toll free at                      or                      toll free at                     .

[include additional free writing prospectuses, if any]

BALTIMORE GAS AND ELECTRIC COMPANY

STANDARD PURCHASE PROVISIONS

From time to time, Baltimore Gas and Electric Company, a Maryland corporation (“Company”), may enter into purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (“Purchase Agreement”). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as “this Agreement.” Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

1. Introductory. The Company proposes to issue and sell from time to time its Senior Secured Bonds (“Bonds”) registered under the registration statement referred to in Section 2(a). The Bonds will be issued under an Indenture and Security Agreement, dated as of July 9, 2009, between the Company and Deutsche Bank Trust Company Americas, as trustee (“Trustee”) (said Indenture and Security Agreement, including the officer’s certificate establishing the terms of the Purchased Bonds, is hereinafter referred to as the “Indenture”). The Bonds will be sold to the Purchasers (as defined below) for resale in accordance with the terms of the offering determined at the time of the sale. The Bonds involved in any such offering are hereinafter referred to as the “Purchased Bonds,” and the firm or firms, as the case may be, which agree to purchase the same are hereinafter referred to as the “Purchasers” of such Purchased Bonds. The terms “you” and “your” refer to those Purchasers who sign the Purchase Agreement either on behalf of themselves only or on behalf of themselves and as representatives of the several Purchasers named in Schedule A thereto, as the case may be.

2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Purchaser that:

(a) A Registration Statement (as defined in the Purchase Agreement) covering an indeterminate amount of certain securities of the Company’s parent, Constellation Energy Group, Inc. (“Constellation”) and of the unsecured debt securities and preferred stock of the Company, including a prospectus, has been filed with the Securities and Exchange Commission (“Commission”) and became effective upon filing under Rule 462(e) (“Rule 462(e)”) under the Securities Act of 1933, as amended (“Securities Act”), on                 ,                 , and a post-effective amendment thereto to register senior secured bonds of the Company became effective upon filing under Rule 462(e) on                 ,                 ; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been instituted, or, to the knowledge of the Company, are pending before or threatened by the Commission. At each of (A) the time of filing the Registration Statement, (B) the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or form of prospectus), (C) the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Bonds in reliance on the exemption of Rule 163 under the Securities Act and (D) the date hereof, each of the Company and Constellation is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an

“automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and neither the Company nor Constellation has received notice pursuant to Rule 401(g)(2) under the Securities Act that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement, which notice has not been removed.

(b) Neither the Company nor Constellation is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus with respect to the Purchased Bonds that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the pertinent published rules and regulations of the Commission thereunder (“Securities Act Rules and Regulations”). Each free writing prospectus with respect to the Purchased Bonds that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations and did not and does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Except for the free writing prospectuses, if any, identified in Schedule B to the Purchase Agreement, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus with respect to the Purchased Bonds.

(c) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Purchasers pursuant to Rule 430B(f)(2) under the Securities Act and at the Closing Date, the Registration Statement conforms and will conform in all respects to the requirements of the Securities Act and the Securities Act Rules and Regulations and the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), and the pertinent published rules and regulations of the Commission thereunder (“Trust Indenture Act Rules and Regulations”) and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Purchaser specifically for use therein. The Time of Sale Prospectus does not, and at Time of Sale (as defined below) and at the Closing Date, the Time of Sale Prospectus, did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Purchaser specifically for use therein. “Time of Sale” means                  on the date hereof. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Purchaser specifically for use therein. The documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus pursuant to Item 12 of Form S-3 of the Securities Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the pertinent published rules and regulations of the Commission thereunder (“Exchange Act Rules and Regulations”).

(d) The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries taken as a whole at the dates indicated and the statements of income and cash flows of the Company and its consolidated subsidiaries taken as a whole for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as described in the Time of Sale Prospectus.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The Indenture has been duly authorized by the Company and, as of the Closing Date, will be duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act.

(g) The Deed of Easement and Right-of-Way Grant, dated as of July 9, 2009 (“Easement”), by and between the Company and Deutsche Bank Trust Company Americas, its permitted successors and assigns, has been duly authorized by the Company and, as of the Closing Date, will be duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(h) The Purchased Bonds have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(i) The Purchased Bonds will conform in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(j) The Company is not (i) in violation of its articles of incorporation or by-laws, (ii) to the best knowledge of the Company, after due inquiry, other than as set forth in the Time of Sale Prospectus and the Prospectus, in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the violation of which would reasonably be expected to have a material adverse effect on the business, properties or financial condition of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), or of any decree of any court or governmental agency or body having jurisdiction over the Company, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would reasonably be expected to have a Material Adverse Effect.

(k) Other than as set forth in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject that, if determined adversely to the Company, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(l) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Purchased Bonds hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture or the Easement by the Company, except such as have been already obtained or as may be required under the Securities Act or the Securities Act Rules and Regulations or state securities laws or the Exchange Act or the Exchange Act Rules and Regulations and except for the qualification of the Indenture under the Trust Indenture Act.

(m) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3. Delivery and Payment. The Company will deliver the Purchased Bonds to you for the accounts of the Purchasers, at the place specified in the Purchase Agreement against payment of the purchase price by wire transfer to an account specified by the Company, at the time set forth in this Agreement on the Closing Date. The Purchased Bonds to be delivered will be in definitive fully registered form registered in such denominations, of $1,000 or multiples thereof, and in such names as you request in writing not later than 3:00 p.m., New York time, on the third business day prior to the Closing Date, or, if no such request is received, in the names of the respective Purchasers in the amounts agreed to be purchased by them pursuant to this Agreement. The Company shall make the Purchased Bonds available for checking and packaging at the place specified in the Purchase Agreement prior to the Closing Date and, unless prevented from doing so by circumstances beyond its control, not later than 2:00 p.m., New York time, on the business day next preceding the Closing Date. If you request that any Purchased Bonds be issued in a name or names other than that of the Purchaser agreeing to purchase such Purchased Bonds hereunder, the Company shall not be obligated to pay any transfer taxes resulting therefrom. The Purchased Bonds may also be represented by a permanent global Bond or Bonds, registered in the name of The Depository Trust Company, as depositary (the “Depositary”), or a nominee of the Depositary (each such Bond represented by a permanent global Bond being referred to herein as a “Book-Entry Bond”). Beneficial interests in Book-Entry Bonds will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depositary’s participants.

4. Offering by the Purchasers. The several Purchasers propose to offer the Purchased Bonds for sale to the public as set forth in the Prospectus.

5. Covenants of the Company. The Company covenants and agrees with the several Purchasers that:

(a) Subject to Section 5(k), prior to the termination of the offering of the Purchased Bonds, it will comply with the requirements of Rule 430B under the Securities Act and will notify the Representative(s) immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Purchased Bonds shall become effective, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement relating to the Purchased Bonds or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Purchased Bonds for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Purchased Bonds. The Company will promptly cause the Preliminary Prospectus and the Prospectus to be filed with the Commission as required by Rule 424 under the Securities Act. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Purchased Bonds within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) The Company represents and agrees that, unless it obtains the prior consent of the Representative(s), and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and the Representative(s), it has not made and will not make any offer relating to the Purchased Bonds that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (“Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission, except for the free writing prospectuses, if any, identified in Schedule B to the Purchase Agreement. Any such free writing prospectus consented to by the Company and the Representative(s) is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(c) The Company will not take any action that would result in a Purchaser or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of a Purchaser that otherwise would not have been required to be filed thereunder.

(d) For as long as a prospectus relating to the Purchased Bonds is required to be delivered under the Securities Act, if any event relating to or affecting the Company or of which the Company shall be advised in writing by the Purchasers shall occur which, in the opinion of counsel to the Purchasers or the Company, should be set forth in a supplement or amendment to the Time of Sale Prospectus in order either to make the Time of Sale Prospectus comply with the requirements of the Securities Act or which would require the making of any change in the Time of Sale Prospectus so that as thereafter delivered to purchasers such Time of Sale Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Rules and Regulations, the Company will promptly notify the Representative(s) and amend or supplement the Time of Sale Prospectus, subject to Section 5(k) below, by either (i) preparing and filing with the Commission supplement(s) or amendment(s) to the Time of Sale Prospectus, or (ii) making an appropriate filing pursuant to the Exchange Act, which will supplement or amend the Time of Sale Prospectus so that, as supplemented or amended, the Time of Sale Prospectus when the Time of Sale Prospectus is delivered to a purchaser will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Prospectus is available to prospective purchasers, the Company may make any amendments or supplements contemplated by the preceding sentence to the Prospectus rather than the Time of Sale Prospectus. If it shall be necessary to amend the Registration Statement or to file a new registration statement, the Company will use its commercially reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Purchased Bonds). The Company will furnish to the Purchasers such number of copies of such amendment, supplement or new registration statement as the Purchasers may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus, and prior to the completion of the offering of the Purchased Bonds, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Purchased Bonds), the Time of Sale Prospectus, the Prospectus or any Preliminary Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative(s) and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Securities Act Rules and Regulations (including, at the option of the Company, Rule 158).

(f) The Company will furnish to you and to counsel to the Purchasers, without charge, copies of the following documents, in each case as soon as available after filing and in such quantities as you reasonably request (i) the Registration Statement relating to the Purchased Bonds as originally filed and all pre-effective amendments thereto (at least one of which will be signed and will include all exhibits except those incorporated by reference to previous filings with the Commission); (ii) each prospectus relating to the Purchased Bonds; and (iii) during the time when a prospectus relating to the Purchased Bonds is required to be delivered under the Securities Act, all post-effective amendments and supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus, respectively (except supplements relating to securities that are not Purchased Bonds).

(g) The Company will take such action as the Purchasers may reasonably request to obtain the qualification of the Purchased Bonds for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Purchased Bonds, provided, however, that the Company shall not be required to qualify as a foreign corporation or to file any consent to service of process under the laws of any jurisdiction or to comply with any other requirements deemed by the Company to be unduly burdensome.

(h) Until the completion of the distribution of the Purchased Bonds, the Company will upon request, furnish to you, and to each of the other Purchasers (unless such reports are available electronically on the Commission’s website or the Company’s website): (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (iii) from time to time, such other information concerning the Company as you may reasonably request.

(i) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (A) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (B) the preparation, printing and delivery to the Purchasers of this

Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Purchased Bonds, (C) the preparation, issuance and delivery of the certificates for the Purchased Bonds to the Purchasers, (D) the fees and disbursements of the Company’s counsel, accountants and other advisors, (E) the qualification of the Purchased Bonds under securities laws in accordance with the provisions of Section 5(g) hereof, including filing fees, the printing and delivery to Purchasers of copies of the Blue Sky Survey and any supplements thereto and the reasonable fees and disbursements of counsel for the Purchasers (such reasonable fees of counsel not to exceed $6,000) in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (F) the printing and delivery to the Purchasers of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (G) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Purchased Bonds, and (H) any fees payable in connection with the rating of the Purchased Bonds. If this Agreement is terminated by the Representative(s) in accordance with the provisions of Section 7 hereof, the Company shall reimburse the Purchasers for (y) the reasonable fees and disbursements of counsel for the Purchasers and (z) their other out-of-pocket expenses in connection with the transactions contemplated by this Agreement, not in excess, however of an aggregate of $5,000 for such out-of-pocket expenses.

(j) The Company will not, directly or indirectly, issue, offer, sell or contract to sell, grant any option for the sale of or otherwise transfer or dispose of, any of its other debt securities which are substantially similar to the Purchased Bonds prior to ten business days after the Closing Date, without the consent of the Purchasers.

(k) Prior to the termination of the offering of the Purchased Bonds, the Company will give the Representative(s) notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Purchased Bonds or any amendment, supplement or revision to either any Preliminary Prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Company will furnish the Representative(s) with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative(s) or counsel for the Purchasers shall reasonably object. The Company will give the Representative(s) notice of its intention to make any such filing from the Time of Sale to the Closing Date and will furnish the Representative(s) with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative(s) or counsel for the Purchasers shall reasonably object. The Company will prepare a final term sheet relating to the offering of the Purchased Bonds, containing only information that describes the final terms of the Purchased Bonds or the offering in a form reasonably consented to by the Purchasers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Purchased Bonds.

6. Covenants of the Purchasers. Each Purchaser severally covenants with the Company not to take any action that would result in the Purchaser or the Company being required to file with the Commission pursuant to Rule 433(d) a free writing prospectus prepared by or on behalf of such Purchaser that otherwise would not be required to be filed by the Purchaser or the Company thereunder, but for the action of the Purchaser.

7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Purchased Bonds will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof, as of the Time of Sale and as of the Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) On the date of execution of this Agreement and on the Closing Date, you shall have received a letter or letters (which may refer to letters previously delivered to you) of PricewaterhouseCoopers LLP dated the respective dates of delivery thereof, confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Securities Act Rules and Regulations, and stating in effect that:

(i) In their opinion, the consolidated financial statements and supporting schedules audited by them which are included in the Company’s Form 10-K for the fiscal year ended                      (“Form 10-K”), which is incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations;

(ii) On the basis of procedures specified in such letter (but not an audit in accordance with generally accepted auditing standards), including reading the minutes of meetings of the shareholders, the Board of Directors of the Company since the end of the year covered by the Form 10-K as set forth in the minute books through a specified date not more than three business days prior to the date of such letter, performing procedures specified in Statement on Auditing Standards No. 100, Interim Financial Information, on the unaudited interim consolidated financial statements of the Company incorporated by reference in the Registration Statement, if any, and reading the latest available unaudited interim consolidated financial statements of the Company, and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether the latest available financial statements not incorporated by reference in the Registration Statement are prepared on a basis substantially consistent with that of the audited consolidated financial statements incorporated in the Registration Statement, nothing has come to their attention that has caused them to believe that (1) any unaudited consolidated financial statements incorporated by reference in the Registration Statement with respect to the Company do not comply in form in all material respects with the applicable requirements of the Securities Act and the Securities Act Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations or any material modifications should be made to those unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles; (2) at the date of the latest available balance sheet not incorporated by reference in the

Registration Statement there was any change in the capital stock, change in long-term debt or decrease in consolidated net assets or common shareholders’ equity as compared with the amounts shown in the latest balance sheet incorporated by reference in the Registration Statement or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to the closing date of the latest available income statement read by them there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income, net income, or in earnings per share of common stock except in all instances for changes or decreases that the Registration Statement discloses have occurred or may occur, or which are described in such letter; or (3) at a specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or long-term debt of the Company or, at such date, there was any decrease in net assets of the Company as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement, or for the period from the closing date of the latest income statement incorporated by reference in the Registration Statement to a specified date not more than three business days prior to the date of such letter, there were any decreases as compared with the corresponding period of the previous year, in operating revenues, operating income, net income or in earnings applicable to common stock, except in all cases for changes or decreases which the Registration Statement discloses have occurred or may occur, or which are described in such letter; and

(iii) Certain specified procedures have been applied to certain financial or other statistical information (to the extent such information was obtained from the general accounting records of the Company) set forth or incorporated by reference in the Registration Statement and that such procedures have not revealed any disagreement between the financial and statistical information so set forth or incorporated by reference in the Registration Statement and the underlying general accounting records of the Company, except as described in such letter.

(b) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no proceedings for such purpose shall have been instituted or, to the knowledge of the Company or you, are pending before or threatened by the Commission and the Company has not received a notice of objection to the use of the Registration Statement as an automatic shelf registration statement. A prospectus containing the Rule 430B information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Purchased Bonds within the time period required by Rule 456(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(c) Subsequent to the date of this Agreement, (i) there shall not have occurred any change or any development involving a prospective change not contemplated by the Time of Sale Prospectus as of Time of Sale in or affecting particularly the business, properties or financial condition of the Company which, in the judgment of a majority in interest of the Purchasers, materially impairs the investment quality of the Purchased Bonds, (ii) the Purchased Bonds shall be rated at least              by Moody’s Investors Service Inc.,              by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and              by Fitch Ratings, and the Company shall have delivered to the Representative(s) a letter dated no earlier than the business day prior to the Closing Date, from each such rating agency, or other evidence satisfactory to the Representative(s), confirming that the Purchased Bonds have such ratings; and no rating of any of the Company’s debt securities shall have been lowered by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g) or no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities, unless such surveillance or review has been publicly announced prior to the date of this Agreement and (iii) trading in securities generally on the New York Stock Exchange shall not have been suspended nor limited, other than a temporary suspension in trading to provide for an orderly market, nor shall minimum prices have been established on such Exchange, a banking moratorium shall not have been declared either by New York State or Federal authorities and there shall not have occurred an outbreak or escalation of major hostilities in which the United States is involved or other substantial national or international calamity or crisis (including one caused by a terrorist act), the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Purchased Bonds.

(d) You shall have received an opinion, dated the Closing Date, of a counsel for the Company, with such changes as may be agreed upon by the Company and the Purchasers, substantially to the effect that:

(i) The Company has been duly incorporated or formed, and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification and the failure to do so would have a material and adverse impact on its financial condition;

(ii) The Indenture has been duly authorized, executed and delivered by the Company and is a valid instrument, legally binding on the Company and enforceable in accordance with its terms, except as limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or other laws affecting the enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

(iii) The issuance and sale of the Purchased Bonds have been duly authorized by all necessary corporate action of the Company. The Purchased Bonds (assuming that they have been duly authenticated by the Trustee or a duly designated Authenticating Agent under the Indenture, which fact counsel need not verify by an inspection of the Purchased Bonds), have been duly issued and constitute legal, valid, and binding obligations of the Company enforceable in accordance with their terms, and are entitled to the benefits provided by the Indenture except as such enforceability or entitlement may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or other laws affecting the enforcement of creditors’ rights generally and except as enforcement thereof or entitlement is subject to general principles of equity (regardless of whether enforcement or entitlement is considered in a proceeding in equity or at law);

(iv) The Registration Statement has become effective under the Securities Act and, (a) to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or are pending before or, to the best of such counsel’s knowledge, threatened by the Commission under the Securities Act; (b) the Registration Statement (as of its effective date), the Time of Sale Prospectus and the Prospectus (as of the date of the Purchase Agreement) and any amendments or supplements thereto, as of their respective dates, appeared to comply as to form in all material respects with the requirements of Form S-3 under the Securities Act and the Securities Act Rules and Regulations and the Trust Indenture Act, to the extent applicable; (c) the descriptions in the Registration Statement, the Time of Sale Prospectus and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and (d) such counsel does not know of any legal or governmental proceedings required to be described in the Time of Sale Prospectus or the Prospectus which are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; it being understood that such counsel, in addressing the matters covered in this paragraph (iv) need express no opinion as to the financial statements or other financial and statistical information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus or incorporated therein or attached as an exhibit thereto or as to the Statement of Eligibility on Form T-l of the Trustee under the Indenture;

(v) Counsel knows of no approval of any regulatory authority which is legally required (other than those which have been already obtained) for the valid offering, issuance, sale and delivery of the Purchased Bonds by the Company under this Agreement (except that such opinion need not pass upon the requirements of state securities acts);

(vi) To the best of such counsel’s knowledge and belief, the consummation of the transactions contemplated in this Agreement and the compliance by the Company with all the terms of the Indenture did not and will not result in a breach of any of the terms and provisions of, or constitute a default under, the Company’s Charter or By-Laws or any indenture, mortgage or deed of trust or other agreement or instrument to which the Company is a party, except, other than with respect to its Charter or By-Laws, where such breach or default would not have a Material Adverse Effect;

(vii) This Agreement has been duly authorized, executed and delivered by the Company;

(viii) The Indenture is duly qualified under the Trust Indenture Act; and

(ix) The statements set forth in the Time of Sale Prospectus and the Prospectus under the captions “Description of the Senior Secured Bonds” and                      insofar as they purport to constitute a summary of the terms of the Indenture and the Purchased Bonds, are accurate and fair summaries of the matters set forth therein in all material respects.

In addition, such counsel shall state that such counsel has participated in conferences with officers, other counsel for the Company and other representatives of the Company, representatives of the independent registered public accounting firm for the Company and representatives of the Purchasers at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed; and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (except as to the matters referred to in his opinion rendered pursuant to subheading (ix) above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that (a) on the date of this Agreement, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, (b) as of the Time of Sale, the Time of Sale Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (c) as of the date of this Agreement and as of the Closing Date, the Prospectus, and any subsequent amendments or supplements thereto, as of their respective dates, and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus or incorporated therein or as to the Statement of Eligibility on Form T-l of the Trustee under the Indenture).

In rendering such opinion, such counsel may rely, as to all matters governed by the laws of the State of New York, upon the opinion of Morgan, Lewis & Bockius LLP referred to below.

(e) The Purchasers shall have received from Miles & Stockbridge P.C., counsel for the Company, an opinion dated the Closing Date with such changes as may be agreed upon by the Company and the Purchasers, substantially to the effect:

(i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company has the corporate power to enter into and to perform its obligations under the Agreement, the Purchased Bonds, the Indenture and the Easement, and to own its properties and conduct its business in the State of Maryland as its properties and business are described in the Preliminary Prospectus and the Final Prospectus.

(ii) The execution, delivery and performance by the Company of each of the Agreement, the Purchased Bonds, the Indenture and the Easement have been duly authorized by all requisite corporate action on the part of the Company. Each of the Agreement, the Indenture, the Easement and, assuming due authentication by the Trustee, the Securities has been validly executed and delivered by the Company.

(iii) The Easement constitutes a valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other laws of general applicability relating to or affecting a grantee’s rights and by general equitable principles (whether enforceability is considered in a proceeding in equity or at law), and (ii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

(iv) The choice of New York law to govern the Indenture, to the extent set forth therein, is a valid and effective choice of law under the laws of the State of Maryland, and, in a properly presented case, a Maryland court and a federal court sitting in the State of Maryland and applying Maryland choice of law principles would recognize and enforce the choice of New York law to govern the Indenture, to the extent set forth therein. To the extent that a Maryland court or a federal court sitting in the State of Maryland and applying Maryland law were to hold that the Indenture is to be governed by and construed in accordance with the laws of the State of Maryland, the Indenture would constitute, under the laws of the State of Maryland, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other laws of general applicability relating to or affecting a grantee’s rights and by general equitable principles (whether enforceability is considered in a proceeding in equity or at law), (ii) the extent that the laws of Maryland, where the property covered thereby is located, may limit or deny certain remedial provisions of the Indenture, which laws do not in our opinion make inadequate the provisions and remedies necessary for the realization of the benefits afforded by the Indenture, and (iii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

(v) The Financing Statement has been duly filed among the financing statement records of the State Department of Assessments and Taxation of the State of Maryland. The security interest arising under the Indenture in that portion of the Collateral described in the First Granting Clause of the Indenture (excluding any Excepted Property) in which a security interest may be perfected by the filing of a financing statement under the Maryland Uniform Commercial Code (the “Maryland Filing Collateral”) is perfected by the filing of the Financing Statement. The Maryland

Uniform Commercial Code (the “Maryland UCC”) currently provides at Section 9-515(f) that the Financing Statement is effective until terminated. No renewal, refiling, or continuation of the Financing Statement is required to continue the effectiveness of the Financing Statement or to perfect such security interest.

(vi) Subject to the Permitted Liens as defined in the Indenture, the Financing Statement is a first priority filing with respect to the Maryland Filing Collateral.

(vii) The Easement has been duly recorded and is effective as a conveyance of an interest in real property in accordance with its terms in each of the Jurisdictions against third parties (including third parties who may hereafter acquire or otherwise receive an interest in the real property interests of the Company covered by the Easement), subject to all applicable liens, exceptions, defects, qualifications and other matters of record at the time of recording of the Easement.

(viii) The execution, delivery and performance by the Company of the Underwriting Agreement, the Indenture and the Easement, including the issuance and sale by the Company of the Securities, will not violate any provision of the Charter or the Bylaws.

(ix) The statements made in the Preliminary Prospectus and the Final Prospectus under the captions “Description of the Bonds—Security; Lien of the Indenture” and “Description of the Bonds—Grant of Easement and Right-of-Way,” insofar as they purport to constitute summaries of the documents the Indenture and the Easement, or of the benefits purported to be afforded by such documents (including, without limitation, the benefits of the security afforded by the Indenture and of the Easement), constitute accurate summaries of the terms of such documents and of such benefits in all material respects.

(f) The Purchasers shall have received from Morgan, Lewis & Bockius LLP, counsel for the Company, an opinion dated the Closing Date, with such changes as may be agreed upon the by Company and the Purchasers, with respect to the matters referred to in Section 7(d) subheadings (ii), (iii), (iv)(a), (iv)(b), (viii) and (ix).

In rendering such opinion, Morgan, Lewis & Bockius LLP may rely, as to the incorporation of the Company and all other matters governed by the laws of the State of Maryland, upon the opinion of counsel for the Company referred to in Section 7(d) above.

In addition, such counsel shall state that such counsel has participated in conferences with officers, other counsel for the Company and other representatives of the Company, representatives of the independent registered public accounting firm for the Company and representatives of the Purchasers at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed; and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (except as to the matters referred to in their opinion rendered pursuant to subheading (ix) above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that (a) on the date of this Agreement, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, (b) as of the Time of Sale, the Time of Sale Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (c) as of the date of this Agreement and as of the Closing Date, the Prospectus, and any subsequent amendments or supplements thereto, as of their respective dates, and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus or incorporated therein or as to the Statement of Eligibility on Form T-l of the Trustee under the Indenture).

(g) The Purchasers shall have received from Pillsbury Winthrop Shaw Pittman LLP, counsel for the Purchasers, an opinion dated the Closing Date, with such changes as may be agreed upon by the Company and the Purchasers, with respect to the matters referred to in Section 7(d) subheadings (ii), (iii) and (ix) and such other matters as the Purchasers shall reasonably request and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.

In rendering such opinion, Pillsbury Winthrop Shaw Pittman LLP may rely, as to the incorporation of the Company and all other matters governed by the laws of the State of Maryland, upon the opinion of counsel for the Company referred to in Section 7(d) above.

In addition, such counsel shall state that such counsel has participated in conferences with officers, counsel and other representatives of the Company, representatives of the independent registered public accounting firm for the Company and representatives of the Purchasers at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed; and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (except as to the matters referred to in their opinion rendered pursuant to subheading (ix) above), on the basis of the foregoing, (A) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Securities Act Rules and Regulations; and (B) no facts have come to the attention of such counsel which lead such counsel to believe that (a) on the date of this Agreement, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading, (b) as of the Time of Sale, the Time of Sale Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (c) as of the date of this Agreement and as of the Closing Date, the Prospectus, and any subsequent amendments or supplements thereto, as of their respective dates, and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus or incorporated therein, or as to the Statement of Eligibility on Form T-l of the Trustee under the Indenture).

(h) You shall have received a certificate of an officer of the Company and a principal financial or accounting officer of the Company, dated the Closing Date, in which such officers shall state, to the best of their knowledge after reasonable investigation, and relying on opinions of counsel to the extent that legal matters are involved, that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted, are pending or, to the best of the knowledge of the Company, threatened by the Commission, and that, subsequent to the date of the most recent financial statements set forth or incorporated by reference in the Time of Sale Prospectus or the Prospectus, there has been no material adverse change in the financial position or in the financial results of operation of the Company except as set forth or contemplated in the Prospectus.

(j) The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

In case any such condition shall not have been satisfied, this Agreement may be terminated by you upon notice in writing or by telecopy to the Company without liability or obligation on the part of the Company or any Purchaser, except as set forth in Sections 5(i) and 11 hereof.

8. Condition of the Obligations of the Company. The obligations of the Company to sell and deliver the Purchased Bonds are subject to the following condition precedent:

(a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or you, shall be contemplated by the Commission and the Company has not received a notice of objection to the use of the Registration Statement as an automatic shelf registration statement.

If such condition shall not have been satisfied, then the Company shall be entitled, by notice in writing or by telecopy to you, to terminate this Agreement without any liability on the part of the Company or any Purchaser, except as set forth in Sections 5(i), 9 and 11 hereof.

9. Indemnification.

(a) The Company will indemnify and hold harmless each Purchaser, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser, Affiliate or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Purchaser, Affiliate and each such controlling person for any legal or other expenses reasonably incurred by such Purchaser, Affiliate or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to such Purchaser, Affiliate or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein, provided, further, that the foregoing indemnity with respect to any Time of Sale Prospectus or any Prospectus shall not inure to the benefit of any Purchaser from whom the person asserting any losses, claims, damages or liabilities otherwise covered by this paragraph purchased Purchased Bonds, or to the benefit of any person controlling such Purchaser, if a copy of the Time of Sale Prospectus or the Prospectus (as then amended and supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Purchaser to such person if required so to have been delivered, at or prior to the entry into the contract of sale of Purchased Bonds with such person, and if the Time of Sale Prospectus or the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Purchaser will severally indemnify and hold harmless the Company, each of its directors, each officer who signs any part of the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Purchaser may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof may be made against the indemnifying party under (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under (a) or (b) above, except to the extent the indemnifying party has been materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, with the consent of the indemnified party, be counsel to the indemnifying party) and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include an admission of fault or culpability to act by or on behalf of such indemnified party.

(d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered (i) the relative benefits received by each party from the offering of the Purchased Bonds (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances, or (ii) if allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The Company and the Purchasers and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasers and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), no Purchaser, Affiliate or controlling person shall be required to make contribution hereunder which in the aggregate exceeds the total public offering price of the Purchased Bonds, purchased by the Purchaser under this Agreement, less the aggregate amount of any damages which such Purchaser or such controlling person has otherwise been required to pay in respect of the same claim or any substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

10. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Purchased Bonds hereunder and the aggregate principal amount of Purchased Bonds which such defaulting Purchaser or Purchasers agreed but failed to purchase is 10% of the principal amount of Purchased Bonds or less, the non-defaulting Purchasers may make arrangements satisfactory to the Company for the purchase of such Purchased Bonds by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Purchased Bonds which such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Purchased Bonds with respect to which such default or defaults occur is more than the above percentage and arrangements reasonably satisfactory to you and the Company for the purchase of such Purchased Bonds by other persons are not made within seventy-two hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 11. In the event that any Purchaser or Purchasers default in their obligation to purchase Purchased Bonds hereunder, the Company may, by prompt written notice to the non-defaulting Purchasers, postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Time of Sale Prospectus or the Prospectus which may thereby be made necessary. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Purchased Bonds. If this Agreement is terminated pursuant to Section 7, 8 or 10 or if for any reason the purchase of the Purchased Bonds by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(i). In addition, in such event the respective obligations of the Company and the Purchasers pursuant to Section 9 shall remain in effect.

12. Notices. All communications hereunder will be in writing, and, if sent to the Purchasers will be delivered or telecopied and confirmed to the address furnished in writing for the purpose of such communications hereunder, or, if sent to the Company, will be delivered or telecopied and confirmed to it, attention of Treasurer at 2 Center Plaza, 110 West Fayette Street, Baltimore, Maryland 21201, telecopier (443) 213-3400.

13. Successors. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder. The term “successors” as used in this Agreement shall not include any purchaser of any Purchased Bonds from any of the Purchasers.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Purchased Bonds, represents the entire agreement between the Company and the Purchasers with respect to the preparation of the Time of Sale Prospectus and the Prospectus, the conduct of the offering, and the purchase and sale of the Purchased Bonds.

(b) The Company acknowledges that in connection with the offering of the Purchased Bonds: (i) the Purchasers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Purchasers owe the Company only those duties and obligations set forth in this Agreement and prior written agreements to the extent not superseded by this Agreement, if any, and (iii) the Purchasers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Purchased Bonds.

15. Construction. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. Counterparts. This Agreement may be executed in one or more counterparts and it is not necessary that the signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

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